SECOND AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                                      AMONG

                           THE DEWOLFE COMPANY, INC.,
                       DEWOLFE RELOCATION SERVICES, INC.,
                    REFERRAL ASSOCIATES OF NEW ENGLAND, INC.,
                       THE DEWOLFE INSURANCE AGENCY, INC.,
                             HILLSHIRE HOUSE, INC.,
                           REAL ESTATE REFERRAL, INC.,
                     DOLLAR DRY DOCK REAL ESTATE, INC., and
                            THE HERITAGE GROUP, INC.,
                         as Joint and Several Borrowers,

                                       AND

                          THE DEWOLFE COMPANIES, INC.,
                                  as Guarantor,

                                       AND

                                BANKBOSTON, N.A.,
                                    as Lender
                             Dated as of May 8, 1998

                                     TABLE OF CONTENTS

TITLE                                                                                  Page
ARTICLE 1  DEFINITIONS                                                                    2
Section 1.1  Definitions                                                                  2
Section 1.2  Accounting Terms                                                            10
Section 1.3  Multiple Borrowers                                                          10
ARTICLE 2  DESCRIPTION OF CREDIT                                                         11
Section 2.1  The Revolving Loans                                                         11
Section 2.2  The Acquisition Facility Loans                                              12
Section 2.3  The Term Loan                                                               13
Section 2.4  Funding of Loans; Loan Account                                              13
Section 2.5  The Notes                                                                   14
Section 2.6  Reduction of Commitment Amounts                                             14
Section 2.7  Interest                                                                    14
Section 2.8  Fees                                                                        15
Section 2.9  Repayment of the Loans                                                      16
Section 2.10  Prepayment of the Loans                                                    16
Section 2.11  Manner and Time of Payments                                                19
Section 2.12  Overdue Payments                                                           19
Section 2.13  Use of Proceeds                                                            19
Section 2.14  Conditions for Basing Interest on the LIBOR Rate                           20
Section 2.15  Break Funding Payments                                                     20
Section 2.16  Change in Applicable Laws, Regulations, etc.                               21
Section 2.17  Taxes                                                                      21
Section 2.18  Capital Requirements                                                       22
ARTICLE 3  CONDITIONS OF LOANS                                                           22
Section 3.1  Conditions Precedent to Initial Loans                                       23
Section 3.2  Conditions Precedent to all Loans                                           24
ARTICLE 4  REPRESENTATIONS AND WARRANTIES                                                24
Section 4.1  Organization and Qualification                                              24
Section 4.2  Corporate Authority                                                         24
Section 4.3  Valid Obligations                                                           25
Section 4.4  Consents or Approvals                                                       25
Section 4.5  Title to Properties; Absence of Encumbrances                                25
Section 4.6  Financial Statements                                                        25
Section 4.7  Changes                                                                     25
Section 4.8  Office and Collateral Locations                                             26
Section 4.9  Taxes                                                                       26
Section 4.10  Litigation                                                                 26
Section 4.11  Margin Stock                                                               26
Section 4.12  Subsidiaries                                                               26
Section 4.13  Investment Company Act                                                     26
Section 4.14  Compliance with ERISA                                                      26
Section 4.15  Environmental Matters                                                      26
ARTICLE 5  AFFIRMATIVE COVENANTS                                                         28
Section 5.1  Financial Statements and other Reporting Requirements                       28
Section 5.2  Conduct of Business                                                         30
Section 5.3  Taxes                                                                       30

                                      -2-




Section 5.4  Inspection by the Bank                                                      31
Section 5.5  Maintenance of Books and Records                                            31
Section 5.6  Cash Flow Coverage Ratio                                                    31
Section 5.7  Leverage Coverage                                                           31
Section 5.8  Further Assurances                                                          31
Section 5.9  Deposit Accounts                                                            31
Section 5.10  Year 2000 Compliance                                                       32
Section 5.11  Merger of Certain Credit Parties                                           32
ARTICLE 6  NEGATIVE COVENANTS                                                            32
Section 6.1  Indebtedness                                                                33
Section 6.2  Contingent Liabilities                                                      33
Section 6.3  Leases                                                                      33
Section 6.4  Sale and Leaseback                                                          34
Section 6.5  Encumbrances                                                                34
Section 6.6  Merger; Consolidation; Sale or Lease of Assets                              35
Section 6.7  Equity Distributions                                                        35
Section 6.8  Investments; Acquisitions                                                   35
Section 6.9  ERISA                                                                       36
ARTICLE 7  SECURITY                                                                      36
Section 7.1  Security Interest                                                           36
Section 7.2  Location of Records and Collateral; Name Change                             37
Section 7.3  Status of Collateral                                                        37
ARTICLE 8  DEFAULTS                                                                      37
Section 8.1  Events of Default                                                           37
Section 8.2  Remedies                                                                    39
ARTICLE 9  GUARANTY BY THE GUARANTOR                                                     40
Section 9.1  The Guarantee                                                               40
Section 9.2  Obligations Unconditional                                                   41
Section 9.3  Reinstatement                                                               41
Section 9.4  Subrogation                                                                 42
Section 9.5  Remedies                                                                    42
Section 9.6  Instrument for the Payment of Money                                         42
Section 9.7  Continuing Guarantee                                                        42
ARTICLE 10  MISCELLANEOUS                                                                42
Section 10.1  Notices                                                                    42
Section 10.2  Expenses                                                                   43
Section 10.3  Set-Off                                                                    43
Section 10.4  Term of Agreement                                                          44
Section 10.5  No Waivers                                                                 44
Section 10.6  Governing Law                                                              44
Section 10.7  Amendments                                                                 44
Section 10.8  Binding Effect of Agreement                                                44
Section 10.9  Counterparts                                                               44
Section 10.10  Partial Invalidity                                                        44
Section 10.11  Captions                                                                  44
Section 10.12  Waiver of Jury Trial                                                      44
Section 10.13  Entire Agreement                                                          45
Section 10.14  Bank's Right to Pledge                                                    45
Section 10.15  Bank's Right to Sell Loans to Third Parties                               45
Section 10.16  Bank's Right to Grant Participations                                      46
Section 10.17  Bank's Right to Furnish Information                                       46

                                      -3-




EXHIBITS
Exhibit A-1 Form of Revolving Note
Exhibit A-2 Form of Acquisition Facility Note
Exhibit A-3 Form of Term Note
Exhibit B Form of Compliance Certificate
Exhibit C Form of Borrowing Base Certificate
Exhibit D Form of Notice of Borrowing
SCHEDULES
Schedule 4.1 Foreign Jurisdictions
Schedule 4.5 Encumbrances
Schedule 4.8 Office and Collateral Locations
Schedule 4.10 Litigation
Schedule 4.12 Subsidiaries
Schedule 6.1 Outstanding Indebtedness


                           SECOND AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

    THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT is made as of May 8, 1998, by and among The DeWolfe Company, Inc., a Massachusetts corporation, DeWolfe Relocation Services, Inc., a Massachusetts corporation, Referral Associates of New England, Inc., a Massachusetts corporation, The DeWolfe Insurance Agency, Inc., a Massachusetts corporation, Hillshire House, Inc., a Connecticut corporation, Real Estate Referral, Inc., a Connecticut corporation, Dollar Dry Dock Real Estate, Inc., a Delaware corporation, and The Heritage Group, Inc., a Connecticut corporation, as joint and several borrowers (collectively, the "Borrowers"), The DeWolfe Companies, Inc., a Massachusetts corporation, as guarantor (the "Guarantor"), and BankBoston, N.A., as lender (the "Bank").

    WHEREAS, certain of the Borrowers, the Guarantor and the Bank entered into a Revolving Credit and Security Agreement dated as of June 29, 1994, as amended (the "Initial Credit Agreement"), pursuant to which the Bank established certain credit facilities in favor of such Borrowers; and

    WHEREAS, the terms and provisions of the Initial Credit Agreement were amended and restated pursuant to an Amended and Restated Credit and Security Agreement dated as of March 30, 1995, as amended (the "Amended Credit Agreement"), among certain of the Borrowers, the Guarantor and the Bank; and

    WHEREAS, the Borrowers and the Guarantor have requested that the terms and provisions of the Amended Credit Agreement be amended and restated to, among other things, increase the amounts of the credit facilities established by the Bank in favor of the Borrowers; and

    WHEREAS, the Bank has agreed to increase the amounts of the credit facilities established by the Bank in favor of the Borrowers and to amend and restate the Amended Credit Agreement, all as more fully set forth herein;

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantor and the Bank hereby agree that the Amended Credit Agreement be, and it hereby is amended, restated and replaced in its entirety, as follows:

                              ARTICLE 1 DEFINITIONS

    Section 1.1   Definitions.

    All capitalized terms used in this Agreement or in the Notes (as defined below) or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

    Accounts. All accounts, contract rights and other rights of the Borrowers to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guaranties and security therefor, and all goods giving rise thereto and the rights pertaining to such goods, including the right of stoppage in transit, and all related insurance.

    Acquisition. Any transaction, or any series of related transactions, consummated after the date hereof, by which (a) any of the Credit Parties acquires the business of, or all or substantially all of the assets of, any Person which is not one of the Credit Parties, or any division of any Person, whether through the purchase of assets, purchase of stock or other beneficial interests, by merger or otherwise or (b) any Person that was not theretofore a Subsidiary of any of the Credit Parties becomes a Subsidiary of any of the Credit Parties.

    Acquisition Facility Commitment. The commitment of the Bank to make Acquisition Facility Loans to the Borrowers in an aggregate amount not to exceed the Acquisition Facility Commitment Amount.

    Acquisition Facility Commitment Amount. Twenty Million Dollars ($20,000,000) or any lesser amount, including zero, resulting from the termination or reduction of such amount in accordance with Sections 2.6 or 8.2 of this Agreement.

    Acquisition Facility Commitment Period. The period beginning on the date of this Agreement and extending through but not including the Acquisition Facility Conversion Date or such earlier date on which the Acquisition Facility Commitment is terminated or the Acquisition Facility Commitment Amount is reduced to zero in accordance with the terms hereof.

    Acquisition Facility Conversion Date.  October 30, 1999.

    Acquisition Facility Loan. A loan made to the Borrowers by the Bank pursuant to Section 2.2 of this Agreement, and "Acquisition Facility Loans" means all of such loans, collectively.

    Acquisition Facility Maturity Date.  October 30, 2004.

    Acquisition Facility Note. A promissory note of the Borrowers, substantially in the form of Exhibit A-2 hereto, evidencing the obligations of the Borrowers to the Bank to repay the Acquisition Facility Loans.

    Affiliate. With respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of one or more of the Credit Parties.

    Agreement. This Second Amended and Restated Credit and Security Agreement, as the same may be supplemented or amended from time to time.

    Applicable Fixed Rate. The fixed rate of interest specified by the Bank on the Business Day immediately preceding the Acquisition Facility Conversion Date as the fixed rate of interest that will apply to the Acquisition Facility Loans after the Acquisition Facility Conversion Date if the Borrowers select to have the Acquisition Facility Loans bear interest at the Applicable Fixed Rate pursuant to Section 2.7. The Applicable Fixed Rate shall be determined by the Bank based upon the applicable fixed rates of interest charged by the Bank to other commercial customers of the Bank having credit and risk profiles similar to those of the Borrowers for commercial loans having principal balances, amortization schedules and maturities similar to those of the Acquisition Facility Loans as of the Acquisition Facility Conversion Date.

    Bank.  See Preamble.

    Base Accounts. Accounts of the Borrowers arising from commissions due on purchase and sale agreements for residential real property as to which the Bank has a perfected first priority security interest and the Borrowers have furnished to the Bank information as required by Section 5.1(j).

    Base Rate. The greater of (i) the rate of interest announced from time to time by the Bank at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

    Base Rate Revolving Loan. Any Revolving Loan made to the Borrowers by the Bank bearing interest at a rate determined by reference to the Base Rate.

    Borrowers.  See Preamble.

    Borrowing Base. An amount equal to seventy-five percent (75%) of the Net Outstanding Amount of Base Accounts. Whenever the Borrowing Base is used as a measure of Loans it shall be computed as of, and the Loans referred to shall be those reflected in the Loan Account at, the time in question.

    Business Day. Any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S.
dollar deposits in the London interbank market.

    Capital Expenditures. All capital expenditures as defined under GAAP not financed with Loans under this Agreement.

    Cash Flow Coverage Ratio. The ratio, as at any date of determination thereof, of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date minus the aggregate amount paid, or required to be paid, by the Credit Parties and their Subsidiaries in cash in respect of taxes for such period minus the aggregate amount of Capital Expenditures of the Credit Parties and their Subsidiaries during such period to (b) Total Debt Service during such period.

    Casualty Event. With respect to any Person, any loss of or damage to, or any condemnation or other taking of, Property of such Person for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

    Closing Date.  May 8, 1998.

Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

    Collateral. All personal property of the Borrowers, tangible and intangible, in which the Bank has been granted a security interest or lien, whether pursuant to this Agreement or pursuant to one or more collateral assignments or security agreements as shall be entered into by and among one or more of the Borrowers and the Bank.

    Consolidated EBITDA. For any period for which the amount thereof shall be determined, the consolidated operating income of the Credit Parties and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest, depreciation, amortization and any other non-cash income or charges accrued for such period, excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any Casualty Events and Dispositions received by the Credit Parties and their Subsidiaries during such period.

    Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Credit Parties, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

    Credit Parties.  The Guarantor and the Borrowers, collectively.

    Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

    DeWolfe Mortgage. DeWolfe Mortgage Services, Inc., a Massachusetts corporation.

    Disposition. Any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Credit Parties or any of their Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

    Encumbrances.  See Section 6.5.

    ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

    Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Borrowers or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

    Escrowed Funds. Funds, securities or other investments held by the Borrowers, or invested by the Borrowers in deposit or other accounts or investments, on behalf of parties to offers to purchase and purchase and sale agreements covering properties in respect to which the Borrowers act as broker or co-broker, including without limitation Pledged Escrow Proceeds.

    Event of Default.  Any event described in Section 8.1.

    Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

    Guarantees. As applied to the Credit Parties and their Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Credit Parties and their Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

    Guarantor.  See Preamble.

    Hazardous Material. Any substance (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over any of the Credit Parties or any of their Subsidiaries; or (d) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

    Indebtedness. As applied to the Credit Parties and their Subsidiaries, (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of any of the Credit Parties or any of their Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by any of the Credit Parties or any of their Subsidiaries whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Credit Parties and their Subsidiaries, (e) all Guarantees, and (f) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by any of the Credit Parties or any of their Subsidiaries.

    Investment. The purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

    Lease Line. The line of credit established by BancBoston Leasing, Inc. ("BancBoston Leasing") for the leasing of equipment by the Borrowers, pursuant to such terms and conditions as may from time to time be agreed upon by the Borrowers and BancBoston Leasing pursuant to such documentation as BancBoston Leasing may from time to time require. As of the Closing Date, the maximum aggregate principal amount of the obligations of the Borrowers to BancBoston Leasing under the Lease Line is $4,000,000.

    Leverage Ratio. The ratio, as at any date of determination thereof, of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money (including obligations under capital leases) as of such date minus the aggregate amount of Indebtedness of DeWolfe Mortgage under the Mortgage Warehousing Facility as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

    LIBOR Loan. Any Revolving Loan made to the Borrowers by the Bank bearing interest at a rate determined by reference to the LIBOR Rate.

    LIBOR Period. With respect to each LIBOR Loan requested by the Borrowers, the period, selected by the Borrowers pursuant to Section 2.7, of one, two, three or six months, commencing on any Business Day; provided, however, that no LIBOR Period with respect to all or any portion of the Revolving Loans shall extend beyond the Revolving Loan Termination Date. If any LIBOR Period so selected would otherwise end on a date which is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by the Bank. Each determination by the Bank of any LIBOR Period shall, in the absence of manifest error, be conclusive.

    LIBOR Rate. With respect to each LIBOR Loan requested by the Borrowers for a specified LIBOR Period, the rate per annum designated by the Bank as the "LIBOR" rate for such LIBOR Period on the day that is two (2) Banking Days preceding the first day of such LIBOR Period. The "LIBOR" rate designated by the Bank shall be determined on the basis of the offered rates for deposits in U.S. dollars on the London interbank market. In the event that the Bank is unable for any reason to determine an appropriate basis for designating the "LIBOR Rate" for all or any portion of the Revolving Loans, the "LIBOR Rate" for the Revolving Loans or such portion, as the case may be, shall not be available to the Borrowers.

    Loan. The Term Loan or any Revolving Loan or any Acquisition Facility Loan; and "Loans" shall mean the Term Loan and all Revolving Loans and all Acquisition Facility Loans, collectively.

    Loan Account. The account on the books of the Bank in which all debits and credits relating to the Obligations are recorded, including, without limitation, all Loans and other obligations and all payments on Loans and proceeds of Collateral.

    Mortgage Warehousing Facility. The credit facility established by Corestates Bank, N.A. in favor of DeWolfe Mortgage to finance mortgages held for sale on residential property, as in effect on the date hereof.

    Net Income or Net Loss. Net income or loss, excluding extraordinary items, of the Guarantor and its Subsidiaries (on a consolidated basis) for the period in question, determined in accordance with GAAP.

    Net Outstanding Amount of Base Accounts. The net amount of Base Accounts outstanding after (a) eliminating from the aggregate amount of outstanding Base Accounts (i) such Base Accounts that are more than sixty (60) days past the projected closing date set forth in the purchase and sale agreement to which they relate, (ii) any amount of any Base Account owed to any other party including, without limitation, any broker, whether such broker is an employee of any of the Borrowers, an independent contractor associated with any of the Borrowers or a broker unaffiliated with the Borrowers or any of their Subsidiaries and (iii) a reserve, based upon historical data, for uncollectible Base Accounts and (b) deducting from the aggregate face amount of the remaining Base Accounts, to the extent not already deducted, offsets for amounts owing to any party to a purchase and sale agreement and all amounts due on any Base Account considered by the Bank to be difficult to collect or uncollectible for any reason, all as determined by the Bank in its sole and reasonable discretion, which determination shall be final and binding upon the Borrowers.

    Non-Competition Agreements. The non-competition agreements, consulting agreements and cooperation agreements from time to time entered into between any one or more of the Borrowers and various owners of businesses acquired by any of the Borrowers.

    Notes. Collectively, the Revolving Note, the Acquisition Facility Note and the Term Note.

    Obligations. Any and all obligations of the Credit Parties to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

    PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    Permitted Encumbrances.  See Section 6.5.

    Person. Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

    Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by one or more of the Credit Parties or any of their Subsidiaries or any member of the Controlled Group for employees of one or more of the Credit Parties or any of their Subsidiaries or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which one or more of the Credit Parties or any of their Subsidiaries or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

    Pledged Escrow Proceeds. Specifically identifiable proceeds of Escrowed Funds which represent Accounts, commissions, reimbursements or other payment rights owing to the Borrowers.

    Qualified Investments. As applied to the Credit Parties and their Subsidiaries, investments in (a) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (b) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (c) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, and (d) any repurchase agreement secured by any one or more of the foregoing.

    Revolving Loan. A loan made to the Borrowers by the Bank pursuant to subsection 2.1 of this Agreement, and "Revolving Loans" means all of such loans, collectively.

    Revolving Loan Commitment. The commitment of the Bank to make Revolving Loans to the Borrowers in an aggregate amount not to exceed the Revolving Loan Commitment Amount.

    Revolving Loan Commitment Amount. Five Million Dollars ($5,000,000) or any lesser amount, including zero, resulting from the termination or reduction of such amount in accordance with Sections 2.6 or 8.2 of this Agreement.

    Revolving Loan Commitment Period. The period beginning on the date of this Agreement and extending through and including the Revolving Loan Termination Date or such earlier date on which the Revolving Loan Commitment of the Bank is terminated or the Revolving Loan Commitment Amount is reduced to zero in accordance with the terms hereof.

    Revolving Loan Termination Date.  April 30, 2001.

    Revolving Note. A promissory note of the Borrowers, substantially in the form of Exhibit A-1 hereto, evidencing the obligations of the Borrowers to the Bank to repay the Revolving Loans.

    Subordinated Indebtedness. Indebtedness of any of the Credit Parties consented to in writing by the Bank which by an agreement in form and substance acceptable to the Bank (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to the other Obligations of the Credit Parties to the Bank hereunder.

    Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by one or more of the Credit Parties or by one or more of their Subsidiaries; or any other such organization the management of which is directly or indirectly controlled by one or more of the Credit Parties or by one or more of their Subsidiaries through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which one or more of the Credit Parties or one or more of their Subsidiaries has a 50% ownership interest.

    Term Loan. The loan made to the Borrowers by the Bank pursuant to Section
2.3 of this Agreement.

    Term Loan Maturity Date. September 30, 2000.

    Term Note. A promissory note of the Borrowers, substantially in the form of Exhibit A-3 hereto, evidencing the obligations of the Borrowers to the Bank to repay the Term Loan.

Total Debt Service. For any period for which the amount thereof shall be determined, the aggregate amount of scheduled principal and interest payments made or required to be made by the Credit Parties-- and their Subsidiaries in respect of Indebtedness (including payments in respect of capital lease obligations) during such period (determined on a consolidated basis without duplication in accordance with GAAP).

    Section 1.2 Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein ("GAAP").

    Section 1.3 Multiple Borrowers. The term "Borrowers" refers to more than one corporation. All references to "the Borrowers" are references to each and every Borrower, and all representations and covenants of "the Borrowers" shall apply to each and every Borrower, separately as well as jointly. Notwithstanding the fact that the Loans are made to the Borrowers, the Guarantor is a party to this Agreement and, as set forth in Article 9 hereof, has guaranteed all obligations of the Borrowers to the Bank hereunder. The term "Obligations" refers to all obligations of the Borrowers and the Guarantor hereunder, all of which Obligations are joint and several obligations of the Guarantor and each and every Borrower. Each of the Borrowers is a direct or indirect Subsidiary of the Guarantor. Except as otherwise expressly set forth herein, all representations and covenants of "the Credit Parties" shall apply and be applied to the Guarantor and to each and every Borrower, severally and jointly, except that financial representations and covenants herein that make reference to the aggregate or consolidated results of the Guarantor and its Subsidiaries shall apply and be applied to the Guarantor and its Subsidiaries on a consolidated basis, determined in accordance with GAAP. Each of the Borrowers hereby designates each of The DeWolfe Company, Inc. and the Guarantor as its agent, with full power and authority to act on its behalf and on behalf of all of the Borrowers, including, without limitation, to request that Loans be made hereunder, to request reductions in commitments, and to execute and deliver to the Bank, on behalf of all of the Borrowers, any and all reports and other certificates required to be delivered to the Bank hereunder. Notice when given to any officer of The DeWolfe Company, Inc. or to any officer of the Guarantor shall be sufficient notice to the Guarantor and to all of the Borrowers. Any document delivered to The DeWolfe Company, Inc. or to the Guarantor shall be considered delivered to the Guarantor and each of the Borrowers. Any Event of Default by the Guarantor or any of the Borrowers shall be deemed to be an Event of Default by all of the Borrowers.

                         ARTICLE 2 DESCRIPTION OF CREDIT

    Section 2.1   The Revolving Loans.

    (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Credit Parties made herein, the Bank agrees to make Revolving Loans to the Borrowers at the Borrowers' request from time to time, from and after the Closing Date and prior to the Revolving Loan Termination Date, provided that the principal amount of Revolving Loans outstanding at any time shall not exceed the lesser of (i) the Revolving Loan Commitment Amount and (ii) the Borrowing Base at such time less the outstanding principal balance of the Term Loan at such time, and provided, further, that at the time the Borrowers request a Revolving Loan and after giving effect to the making thereof there has not occurred and is not continuing any Event of Default or Default. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. The commitment of the Bank to make Revolving Loans to the Borrowers shall expire on the Revolving Loan Termination Date, unless earlier terminated in accordance with Sections 2.6 or 8.2 of this Agreement.

    (b) Except as otherwise provided in any cash management or similar agreements between the Borrowers and the Bank, to request a Revolving Loan the Borrowers shall notify the Bank by telephone (i) in the case of a LIBOR Loan, not later than 11:00 a.m., Boston, Massachusetts time, two (2) Business Days before the date of the proposed Loan or (ii) in the case of a Base Rate Revolving Loan not later than 2:00 p.m., Boston, Massachusetts time, on the date of the proposed Loan. Except as otherwise provided in any cash management or similar agreements between the Borrowers and the Bank, each such telephonic loan request shall be irrevocable and shall be confirmed promptly by hand delivery or telephonic facsimile to the Bank of a written Notice of Borrowing in substantially the form of Exhibit B hereto (a "Notice of Borrowing") executed by the Borrowers.

    (c) Each such telephonic loan request and each Notice of Borrowing shall specify the following information in compliance with this Section 2.1:

        (i)   the aggregate amount of such Revolving Loan;

        (ii)  (the date of such Revolving Loan, which shall be a Business Day;

        (iii) whether such Revolving Loan is to be a Base Rate Revolving Loan or a LIBOR Loan; and

        (iv) in the case of a LIBOR Loan, the initial LIBOR Period to be applicable thereto.

        If no election as to the type of Revolving Loan is specified, then the requested Revolving Loan shall be a Base Rate Revolving Loan. If no LIBOR Period is specified with respect to any requested LIBOR Loan, then the Borrowers shall be deemed to have selected a LIBOR Period of one month's duration.

    (d) At the commencement of each LIBOR Period for each LIBOR Loan, such LIBOR Loan shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $100,000. At the time that each Base Rate Revolving Loan is made, such Loan shall be in an aggregate amount that is at least equal to $100,000 or any greater multiple of $100,000; provided that a Base Rate Revolving Loan may be in an aggregate amount that is equal to the entire unused balance of the Revolving Loan Commitment. LIBOR Loans and Base Rate Revolving Loans may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) LIBOR Loans outstanding.

    (e) If the Borrowers shall request any LIBOR Loan, the Bank at its option may make such LIBOR Loan by causing any domestic or foreign branch or Affiliate of the Bank to make such LIBOR Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such LIBOR Loan in accordance with the terms of this Agreement.

    Section 2.2   The Acquisition Facility Loans.

    (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Credit Parties made herein, the Bank agrees to make Acquisition Facility Loans to the Borrowers at the Borrowers' request from time to time, from and after the Closing Date and prior to the Acquisition Facility Conversion Date, provided that the principal amount of Acquisition Facility Loans outstanding at any time shall not exceed the Acquisition Facility Commitment Amount, and provided, further, that at the time the Borrowers request a Acquisition Facility Loan and after giving effect to the making thereof there has not occurred and is not continuing any Event of Default or Default. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Acquisition Facility Loans. The commitment of the Bank to make Acquisition Facility Loans to the Borrowers shall expire on the Acquisition Facility Conversion Date, unless earlier terminated in accordance with Sections 2.6 or 8.2 of this Agreement. On the Acquisition Facility Conversion Date, the aggregate outstanding principal amount of the Acquisition Facility Loans shall be automatically converted into a five year term loan bearing interest at the rate provided in Section 2.7 and payable in such principal installments as provided in Sections 2.9 and 2.10.

    (b) Except as otherwise provided in any cash management or similar agreements between the Borrowers and the Bank, to request an Acquisition Facility Loan, the Borrowers shall notify the Bank of such request by telephone no later than 11:00 a.m., Boston, Massachusetts time, two (2) Business Days before the date of the proposed Acquisition facility Loan. Except as otherwise provided in any cash management or similar agreements between the Borrowers and the Bank, each such telephonic loan request shall be irrevocable and shall be confirmed promptly by hand delivery or telephonic facsimile to the Bank of a Notice of Borrowing executed by the Borrowers.

    (c) At the time that each Acquisition Facility Loan is made, such Loan shall be in an aggregate amount that is at least equal to $100,000 or any greater multiple of $100,000.

    (d) Each such telephonic loan request and each Notice of Borrowing shall specify the following information in compliance with this Section 2.2:

        (i)  the aggregate amount of such Acquisition Facility Loan; and

        (ii) the date of such Acquisition Facility Loan, which shall be a Business Day.

    Section 2.3 The Term Loan. Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Credit Parties made herein, the Bank agrees to make a Term Loan to the Borrowers in the amount of $725,000. The Term Loan shall be funded in a single advance on the Closing Date. Any portion of the Term Loan not advanced on the Closing Date for any reason shall cease to be available and the Bank and the Borrowers shall amend the Term Note and this Agreement, as necessary, to reflect such reduction in the principal amount.

    Section 2.4 Funding of Loans; Loan Account.

    (a) Unless the Borrowers shall otherwise authorize and direct the Bank in writing, the Bank shall make each Loan to be made by it hereunder available to the Borrowers by promptly crediting the amount of such Loan to an account of the Borrowers maintained with the Bank at its head office at 100 Federal Street, Boston, Massachusetts, on the date requested by the Borrowers provided that Borrowers have made such request in accordance with the provisions of this
Article 2.

    (b) The Bank shall enter the Loans as debits in the Loan Account. The Bank shall also record in the Loan Account all payments made by the Borrowers on account of the Loans, and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Borrowers under this Agreement. The debit balance of the Loan Account shall reflect the amount of the Borrowers' Obligations to the Bank from time to time by reason of Loans and other appropriate charges hereunder. Periodically, the Bank shall render a statement of account showing as of its date the debit balance of the Loan Account which, unless within thirty (30) days of such date notice to the contrary is received by the Bank from the Borrowers, shall be considered correct and accepted by the Borrowers and conclusively binding upon them, in the absence of manifest error by the Bank.

     Section 2.5  The Notes.

    (a) The Revolving Loans shall be evidenced by a Revolving Note in substantially the form of Exhibit A-1 hereto, payable to the order of the Bank, with a face principal amount equal to the Revolving Loan Commitment Amount, and having a final maturity on the Revolving Loan Termination Date.

    (b) The Acquisition Facility Loans shall be evidenced by an Acquisition Facility Note in substantially the form of Exhibit A-2 hereto, payable to the order of the Bank, with a face principal amount equal to the Acquisition Facility Commitment Amount, and having a final maturity on the Acquisition Facility Maturity Date.

    (c) The Term Loan shall be evidenced by the Term Note in substantially the form of Exhibit A-3 hereto, payable to the order of the Bank, with a face principal amount equal to the Term Loan Commitment Amount, and having a final maturity on the Term Loan Maturity Date.

    (d) The Bank shall, and is hereby irrevocably authorized by the Borrowers to, enter in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrowers with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. No failure on the part of the Bank to make any notation as provided in this subsection (d) shall in any way affect any Loan or the rights of the Bank or the obligations of the Borrowers with respect thereto.

    Section 2.6   Reduction of Commitment Amounts.

    (a) The Borrowers may from time to time by written notice delivered to the Bank at least five (5) Business Days prior to the date of the requested reduction, reduce by integral multiples of One Hundred Thousand Dollars ($100,000) any unborrowed portion of the Revolving Loan Commitment Amount. No reduction of the Revolving Loan Commitment Amount shall be subject to reinstatement.

    (b) The Borrowers may from time to time by written notice delivered to the Bank at least five (5) Business Days prior to the date of the requested reduction, reduce by integral multiples of One Hundred Thousand Dollars ($100,000) any unborrowed portion of the Acquisition Facility Commitment Amount. No reduction of the Acquisition Facility Commitment Amount shall be subject to reinstatement.

    Section 2.7   Interest.

    (a) At the Borrowers' option, as specified in each Notice of Borrowing with respect to a Revolving Loan, and subject to all of the other terms and provisions of this Agreement, each Revolving Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to either (i) the Base Rate, or (ii) the LIBOR Rate plus two and one-quarter percent (2.25%).

    (b) Prior to the Acquisition Facility Conversion Date, each Acquisition Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus one-quarter of one percent (0.25%).

    (c) At the Borrowers' option, as designated in accordance with this subsection 2.7(c), from and after the Acquisition Facility Conversion Date, the outstanding principal amount of the Acquisition Facility Loans shall bear interest at a rate per annum equal to either (i) the Base Rate plus one percent (1.00%), or (ii) the Applicable Fixed Rate. The Borrowers shall have the one time right on the Business Day immediately preceding the Acquisition Facility Conversion Date to select which of the two foregoing interest rates shall apply to the outstanding balance of the

Acquisition Facility Loans for the remaining term of the Acquisition Facility Loans. The Borrowers shall effect such interest rate selection by delivering to the Bank on the Business Day immediately preceding the Acquisition Facility Conversion Date a written notice specifying the The Borrowers' interest selection pursuant to this subsection 2.7(c). In the event the Borrowers fail to deliver such notice to the Bank on such date, the Borrowers shall be deemed to have selected the rate of interest specified in clause (i) of this subsection 2.7(c).

    (d) The Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus one quarter of one percent (0.25%), which rate shall change contemporaneously with any change in the Base Rate.

    (e) Interest for all Loans shall be determined on the basis of the actual number of days elapsed over a 360-day year. The applicable rate of interest for all Base Rate Loans shall change contemporaneously with any change in the Base Rate.

    (f) Interest on all Base Rate Loans shall be due and payable monthly in arrears on the last day of each month, commencing May 31, 1998. Interest on each LIBOR Loan shall be payable on the expiration date of each LIBOR Period (and in the case of any LIBOR Loan with a LIBOR Period of more than three months' duration, on the 90th day after the extension of such LIBOR Loan and on the expiration date of such LIBOR Period).

    Section 2.8   Fees.

    (a) The Borrowers shall pay to the Bank during the Revolving Loan Commitment Period a commitment fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) on the average daily amount of the unborrowed portion of the Revolving Loan Commitment, payable monthly in arrears on the last day of each month, commencing May 31, 1998.

    (b) The Borrowers shall pay to the Bank during the Acquisition Facility Commitment Period a commitment fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) on the average daily amount of the unborrowed portion of the Acquisition Facility Commitment, payable monthly in arrears on the last day of each month, commencing May 31, 1998.

    (c) The Borrowers shall pay to the Bank on the Closing Date a one-time facility set-up fee in an amount equal to $50,000. No portion of such fee shall be subject to refund or reduction.

    Section 2.9 Repayment of the Loans.

    (a) The Borrowers hereby unconditionally promise to pay to the Bank the then unpaid principal amount of the Revolving Loans on the Revolving Loan Termination Date. In addition, if following any reduction in the Revolving Loan Commitment Amount or at any other time the aggregate principal amount of the Revolving Loans shall exceed the lesser of (i) the Revolving Loan Commitment Amount or
(ii) the Borrowing Base at such time less the outstanding principal balance of the Term Loan at such time, the Borrowers shall immediately repay Revolving Loans in an aggregate amount equal to such excess.

    (b) The Borrowers hereby unconditionally promise to pay to the Bank the aggregate principal amount of the Acquisition Facility Loans outstanding on the Acquisition Facility Conversion Date in sixty (60) installments as follows: (i) fifty-nine (59) consecutive equal monthly principal installments each equal in amount to (A) the outstanding principal balance of the Acquisition Facility Loans outstanding on the Acquisition Facility Conversion Date, divided by (B) sixty (60) shall be due and payable on the last day of each month commencing on the last day of the first month following the Acquisition Facility Conversion Date, and (ii) one (1) final principal installment shall be due and payable on the Acquisition Facility Maturity Date in an amount equal to the then unpaid principal amount of all Acquisition Facility Loans. In addition, if following any reduction in the Acquisition Facility Commitment Amount or at any other time prior to the Acquisition Facility Conversion Date the principal amount of the outstanding Acquisition Facility Loans shall exceed the Acquisition Facility Commitment Amount, the Borrowers shall immediately repay Acquisition Facility Loans in an aggregate amount equal to such excess.

    (c) The Borrowers hereby unconditionally promise to pay to the Bank the principal amount of the Term Loan in twenty-nine (29) installments as follows:
(i) twenty-eight (28) consecutive equal monthly principal installments of $25,000 shall be due and payable on the last day of each month commencing on May 31, 1998, and (ii) one (1) final principal installment shall be due and payable on the Term Loan Maturity Date in an amount equal to the then unpaid principal amount of the Term Loan.

    Section 2.10 Prepayment of the Loans.

    (a) The Borrowers shall have the right at any time and from time to time to prepay the Revolving Loans in whole or in part, without premium or penalty, except that the Borrowers shall be required to compensate the Bank for any losses associated with any early termination of a LIBOR Loan as provided in
Section 2.15.

    (b) The Borrowers shall have the right at any time and from time to time prior to the Acquisition Facility Conversion Date to prepay the Acquisition Facility Loans in whole or in part, without premium or penalty.

    (c) If, pursuant to subsection 2.7(c), the Borrowers shall have selected an interest rate with respect to the Acquisition Facility Loans determined by reference to the Base Rate, the Borrowers shall have the right at any time and from time to time after the Acquisition Facility Conversion Date to prepay the Acquisition Facility Loans in whole or in part, without premium or penalty.

    (d) If, pursuant to subsection 2.7(c), the Borrowers shall have selected an interest rate with respect to the Acquisition Facility Loans determined by reference to the Applicable Fixed Rate, the Borrowers shall have the right at any time and from time to time after the Acquisition Facility Conversion Date to prepay the Acquisition Facility Loans in whole or in part without penalty but subject to the requirement that the Borrowers pay to the Bank a make whole premium equal to the positive difference (if any) between (A) the present value of all scheduled payments of principal and interest in respect of the portion of the Acquisition Facility Loans which are the subject of such prepayment, which, but for the prepayment, would be required to be made by the Borrowers following the date of such prepayment, and (B) the present value of a United States Treasury obligation with a principal balance equal to the principal balance of the portion of the Acquisition Facility Loans which are the subject of such prepayment as of the date of such prepayment and having a term and amortization schedule substantially similar to the term and amortization schedule of the Acquisition Facility Loans as of the date of such prepayment.

    (e) The Borrowers shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, without premium or penalty.

    (f) The Borrowers shall be required to make the following mandatory prepayments with respect to the Term Loan and the Acquisition Facility Loans:

        (i) Within thirty (30) days following the receipt by the Credit Parties of the proceeds of any insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Credit Parties, the Borrowers shall make a prepayment in an aggregate amount equal to 100% (or such lesser amount as the Bank in its sole discretion shall determine) of the net cash proceeds from such Casualty Event received by the Credit Parties, provided that such prepayment shall be required only if and to the extent that the aggregate amount of net cash proceeds received by the Credit Parties on account of all such Casualty Events during any fiscal year exceeds $200,000.

        (ii) Without limiting the obligation of the Credit Parties to obtain the consent of the Bank prior to any incurrence of Indebtedness or sale of equity securities not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any incurrence of Indebtedness (other than Indebtedness permitted under Section 6.1) or sale of equity securities (other than the issuance of stock, options or warrants to employees in accordance with employee benefit plans of the Guarantor) by any of the Credit Parties to deliver to the Bank a statement certified by the Chief Financial Officer of the Guarantor, in form and detail reasonably satisfactory to the Bank, of the estimated amount of net cash proceeds of such incurrence of Indebtedness or sale of equity securities that will be received by the Credit Parties, and the Borrowers shall make a prepayment within ten (10) days of the date of receipt by the Credit Parties of such net cash proceeds, in an aggregate amount equal to (A) 100% (or such lesser amount as the Bank in its sole discretion shall determine) of such net cash proceeds from any such incurrence of Indebtedness received by the Credit Parties, and (B) 50% (or such lesser amount as the Bank in its sole discretion shall determine) of such net cash proceeds from any such sale of equity securities received by the Credit Parties.

        (iii) Without limiting the obligation of the Credit Parties to obtain the consent of the Bank with respect to any Disposition not otherwise permitted hereunder, the Borrowers agree, on or prior to the occurrence of any Disposition by the Borrowers, to deliver to the Bank a statement certified by the Chief Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Bank, of the estimated amount of the net cash proceeds of such Disposition that will be received by the Credit Parties, and the Borrowers shall make a prepayment within ten
        (10) days of the date of receipt by the Credit Parties of such net cash proceeds, in an aggregate amount equal to 100% (or such lesser amount as the Bank in its sole discretion shall determine) of such net cash proceeds received by the Credit Parties, provided that such prepayment shall be required only if and to the extent that the aggregate amount of net cash proceeds received by the Credit Parties on account of all Dispositions during any fiscal year exceed $300,000.

    (g) In the event of any optional prepayment pursuant to subsections (b),
(c), (d) or (e) of this Section 2.10, or any mandatory prepayment pursuant to subsection (f) of this Section 2.10, such prepayment shall be allocated first against the outstanding balance of the Term Loan and then against the outstanding balance of the Acquisition Facility Loans, in each case, in the inverse order of maturity.

    (h) The Borrowers shall notify the Bank by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Loan, not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Loan, not later than 2:00 p.m., Boston, Massachusetts time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid.

    (i) All prepayments of Loans shall be accompanied by payment of accrued interest in respect of such prepaid Loans through the date of such prepayment. Each optional prepayment of Loans pursuant to subsections (b), (c) or (e) of this Section 2.10 shall be in an amount of not less than $100,000; each optional prepayment of Loans pursuant to subsection (d) of this Section 2.10 shall be in an amount of not less than $1,000,000.

    Section 2.11 Manner and Time of Payments. The Borrowers authorize the Bank to charge to the Loan Account or, if funds in the Loan Account are insufficient to satisfy charges authorized hereunder, to any deposit account which the Borrowers may maintain with the Bank, the principal, interest, fees, charges, taxes and expenses provided for in this Agreement or any other document executed or delivered in connection herewith, provided that the Bank shall not be authorized hereunder to charge against any Escrowed Funds (other than Pledged Escrow Proceeds) for any purpose. If any payment required to be made by the Credit Parties to the Bank pursuant to this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment

    Section 2.12  Overdue Payments.

    (a) Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Notes shall bear interest from and including the due date thereof until paid, at a rate per annum equal to the Base Rate plus four percent (4.0%), which interest shall be compounded daily and payable on demand.

    (b) If a payment of principal or interest hereunder is not made within 10 days of its due date, the Borrowers shall also pay to the Bank on demand a late payment charge equal to five percent (5%) of the amount of such payment.

    (c) Nothing in the preceding subsections 2.12(a) and 2.12(b) shall affect the Bank's right to exercise any of its rights or remedies, including those provided in Section 8.2, if an Event of Default has occurred.

    Section 2.13  Use of Proceeds.

    (a) The Borrowers shall use the proceeds of the Revolving Loans exclusively
(i) to repay the outstanding revolving credit loans owing from the Borrowers to the Bank under the Amended Credit Agreement, and (ii) for general working capital purposes.

    (b) The Borrowers shall use the proceeds of the Acquisition Facility Loans exclusively (i) to repay the line of credit loan owing from the Borrowers to the Bank under the Amended Credit Agreement, and (ii) to finance Acquisitions permitted under Section 6.8 of this Agreement.

    (c) The Borrowers shall use the proceeds of the Term Loan exclusively to repay the outstanding term loan owing from the Borrowers to the Bank under the Amended Credit Agreement.

    (d) The Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, use any part of the proceeds of the Loans (i) for the purpose of making any payment which is prohibited by this Agreement, (ii) for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or (iii) for any purpose that would violate any provision of any applicable statute, regulation, order or restriction.

    Section 2.14 Conditions for Basing Interest on the LIBOR Rate. Upon the condition that:

    (a) The Bank shall have received a request for a LIBOR Loan from the Borrowers as provided in subsection 2.1;

    (b) There shall have occurred no change in applicable law which would make it unlawful for the Bank to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

    (c) As of the date of the request for each LIBOR Loan and the first day of the applicable LIBOR Period, there shall exist no Default or Event of Default, which has not been waived by the Bank;

    (d) The Bank shall not have determined in good faith that it is unable to determine the LIBOR Rate in respect of the requested LIBOR Loan; and

    (e) As of the first date of the LIBOR Period specified in such request for a LIBOR Loan, and after having given effect thereto, there shall be no more than an aggregate of four (4) LIBOR Loans outstanding;

then the Revolving Loan requested by the Borrowers shall, during the applicable LIBOR Period requested, bear interest at the rate determined by reference to the LIBOR Rate.

    Section 2.15  Break Funding Payments.

    (a) In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of the LIBOR Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the LIBOR Period applicable thereto or (iii) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) then, in any such event, the Borrowers shall compensate the Bank for the loss, cost and expense, if any, attributable to such event.

    (b) The loss to the Bank attributable to any event described in subsection 2.15(a) shall be deemed to include an amount determined by the Bank to be equal to the excess, if any, of

        (i) the amount of interest that the Bank would pay for a deposit equal to the principal amount of such LIBOR Loan for the period from the date of such payment, conversion or failure to the last day of the then current LIBOR Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the LIBOR Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such LIBOR Period, over

        (ii) the amount of interest that the Bank would earn on such principal amount for such period if the Bank were to invest such principal amount for such period at the interest rate that would be bid by the Bank (or an affiliate of the Bank) for U.S. dollar deposits from other banks in the London interbank market at the commencement of such period.

    (c) A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this subsection 2.15 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay the Bank the amount shown as due on any such certificate within ten
(10) days after receipt thereof.

    Section 2.16 Change in Applicable Laws, Regulations, etc. If any statute, rule, regulation or order applicable to the Bank shall make it unlawful for the Bank to fund through the purchase of U.S. dollar deposits any LIBOR Loan, or otherwise to give effect to its obligations as contemplated hereby, or shall impose on the Bank any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank, which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of the Bank which includes any LIBOR Loans, or shall impose on the Bank any restrictions on the amount of such a category of liabilities or assets which the Bank may hold, (a) the Bank may by notice thereof to the Borrowers terminate the Borrowers' option to have interest on any Loan based on the LIBOR Rate, (b) any LIBOR Loans subject thereto shall immediately bear interest thereafter at a rate determined by reference to the Base Rate; and (c) the Borrowers shall indemnify the Bank against any loss, penalty or expense incurred by the Bank by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loans.

    Section 2.17  Taxes.

    (a) Except to the extent required by applicable law, any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any taxes, other than income, net worth or franchise taxes imposed on (or measured by) the Bank's net income or net worth by the United States of America, or any state or local jurisdiction within the United States of America ("Excluded Taxes"); provided that if the Borrowers shall be required to deduct any taxes (other than Excluded Taxes) from any such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

    (b) In addition, the Borrowers shall pay any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, the Notes and any other documents or agreement executed in connection with any of them, to the relevant governmental authority in accordance with applicable law.

    (c) The Borrowers shall indemnify the Bank, within ten (10) days after written demand therefor, for the full amount of any and all taxes (other than Excluded Taxes) imposed or asserted on or attributable to amounts payable under this Agreement paid by the Bank (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrowers making the payment demanded under this paragraph (c)), whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Bank shall be conclusive absent manifest error.

    (d) As soon as practicable after any payment of taxes by the Borrowers to a governmental authority in accordance with this Section 2.17, the Borrowers shall deliver to the Bank the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

    Section 2.18 Capital Requirements. If after the date hereof the Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by the Bank or its parent bank holding company with any guideline, request or directive of any such governmental authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Bank's commitment to make Loans hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance by any amount deemed by the Bank to be material, then the Bank shall notify the Borrowers thereof. The Borrowers agree to pay to the Bank the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.


                          ARTICLE 3 CONDITIONS OF LOANS

    Section 3.1 Conditions Precedent to Initial Loans. The obligations of the Bank to make the Term Loan, the initial Revolving Loan and the initial Acquisition Facility Loan are subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

    (a) this Agreement duly executed by the Credit Parties and the Notes duly executed by the Borrowers;

    (b) a certificate of the Clerk or Secretary of each of the Credit Parties with respect to resolutions of the Board of Directors authorizing the execution and delivery of this Agreement (with respect to all of the Credit Parties) and the Notes (with respect to the Borrowers) and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

    (c) the charter documents of each of the Credit Parties and all amendments and supplements thereto, filed in the office of the Secretary of State of the jurisdiction of incorporation of each Credit Party, each certified by said Secretary of State as being a true and correct copy thereof;

    (d) the Bylaws of each of the Credit Parties and all amendments and supplements thereto, certified by the Clerk or Secretary of such Credit Party as being a true and correct copy thereof;

    (e) a certificate of the Secretary of State of the jurisdiction of incorporation of each Credit Party, as to such Credit Party's legal existence and good standing in such jurisdiction and listing all documents on file in the office of said Secretary of State for each Credit Party;

    (f) payment to the Bank of the facility set-up fee pursuant to subsection 2.8(c) and all other fees, costs and expenses of the Bank required to be paid by the Borrowers on or before the Closing Date (including, without limitation, the reasonable fees of the Bank's counsel);

    (g) an opinion addressed to the Bank from Robert J. McCauley, General Counsel to the Credit Parties, in form and substance satisfactory to the Bank and its counsel;

    (h) an opinion addressed to the Bank from local Connecticut counsel to the Credit Parties, in form and substance satisfactory to the Bank and its counsel; and

    (i) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

    Section 3.2 Conditions Precedent to all Loans. The obligation of the Bank to make each Loan, including the Term Loan, the initial Revolving Loan and the initial Acquisition Facility Loan, is further subject to the following conditions:

    (a) the representations and warranties contained in Article 4 shall be true and accurate in all material respects on and as of the date of such Loan making as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the making of such Loan;

    (b) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

    (c) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans hereunder.

    The making of each Loan shall be deemed to be a representation and warranty by the Credit Parties on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection 3.2(a).


                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

    In order to induce the Bank to enter into this Agreement and to make Loans hereunder, each of the Credit Parties represents and warrants to the Bank that:

    Section 4.1 Organization and Qualification. Each of the Credit Parties (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, all of which foreign jurisdictions are listed on Schedule 4.1 attached hereto.

    Section 4.2 Corporate Authority. The execution, delivery and performance of this Agreement, the Notes and the transactions contemplated hereby and thereby are within the corporate power and authority of the Credit Parties and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of any Credit Party, (b) contravene any provision of the charter documents or by-laws of any Credit Party or any law, rule or regulation applicable to any Credit Party, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on any Credit Party, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of any Credit Party (other than Encumbrances in favor of the Bank).

    Section 4.3 Valid Obligations. This Agreement, the Notes and the Amended and Restated Affiliate Subordination Agreement of even date herewith between the Credit Parties, DeWolfe Mortgage and the Bank, and all of their respective terms and provisions are the legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

    Section 4.4 Consents or Approvals. The execution, delivery and performance of this Agreement and the Notes and the transactions contemplated therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

    Section 4.5 Title to Properties; Absence of Encumbrances. Each of the Credit Parties and each of their Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by such Credit Party or such Subsidiary, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Schedule 4.5 attached hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

    Section 4.6 Financial Statements. The Credit Parties have furnished to the Bank their consolidated balance sheet as at December 31, 1997, and their consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Ernst & Young. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Credit Parties and their Subsidiaries as of such dates and the results of the operations of the Credit Parties and their Subsidiaries for such periods. All financial projections provided to the Bank were prepared in good faith and based on assumptions which were reasonable when made. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount. Since the end of the most recent fiscal period shown in such financial statements, there has not been any material adverse change in the business, operations, properties or financial positions of any of the Credit Parties.

    Section 4.7 Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, businesses or prospects of any of the Credit Parties other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

    Section 4.8 Office and Collateral Locations. All business offices of the Credit Parties and other locations where any of the Collateral is located or where any books or records relating to any of the Collateral are maintained are listed on Schedule 4.8 attached hereto.

    Section 4.9 Taxes. The Credit Parties and their Subsidiaries have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Credit Parties and their Subsidiaries have been fully paid. The Credit Parties and their Subsidiaries have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

    Section 4.10 Litigation. Except as set forth on Schedule 4.10 attached hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of any Credit Party's officers, threatened, against any of the Credit Parties or any of their Subsidiaries that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of any of the Credit Parties or any of their Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of any of the Credit Parties.

    Section 4.11 Margin Stock. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended; and following the application of the proceeds of each Loan, the value of all "margin stock" of the Credit Parties will not exceed 25% of the value of the total assets of the Credit Parties.

    Section 4.12 Subsidiaries. As of the date of this Agreement, all direct and indirect Subsidiaries of the Guarantor are listed on Schedule 4.12 attached hereto. The Guarantor or one or more of its Subsidiaries is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each Borrower. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

    Section 4.13 Investment Company Act. None of the Credit Parties or any of their Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

    Section 4.14 Compliance with ERISA. The Credit Parties and all members of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

    Section 4.15  Environmental Matters.

    (a) The Credit Parties and all of their Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of any of the Credit Parties. The Credit Parties and all of their Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of any of the Credit Parties.

    (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any of the Credit Parties or any of their Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by any of the Credit Parties or any of their Subsidiaries costing in excess of Twenty-Five Thousand Dollars ($25,000) per occurrence or Fifty Thousand Dollars ($50,000) in the aggregate as to all the Credit Parties and their Subsidiaries.

    (c) To the best of each Credit Party's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of any of the Credit Parties or any of their Subsidiaries and no property now or previously owned, leased or used by any of the Credit Parties or any of their Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

    (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by any of the Credit Parties or any of their Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which any of the Credit Parties or any of their Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

    (e) None of the Credit Parties nor any of their Subsidiaries nor, to the best knowledge of the Credit Parties, any previous owner, tenant, occupant or user of any property owned, leased or used by any of the Credit Parties or any of their Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of the Credit Parties have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Credit Parties, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

                         ARTICLE 5 AFFIRMATIVE COVENANTS

    So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, the Credit Parties covenant as follows:

    Section 5.1 Financial Statements and other Reporting Requirements. The Credit Parties shall furnish to the Bank:

    (a) as soon as available to the Credit Parties, but in any event within 90 days after the end of each fiscal year of the Credit Parties, a consolidated balance sheet of the Credit Parties and their Subsidiaries as of the end of, and a related consolidated statement of income, changes in stockholders' equity and cash flow for, such year, prepared in accordance with GAAP and audited and certified by Ernst & Young (or other independent certified public accountants acceptable to the Bank), and together with such consolidated financial statements, separate financial statements setting forth the independent financial results of DeWolfe Mortgage, prepared in accordance with GAAP and certified by the chief financial officer of the Guarantor; and, promptly upon delivery by said certified public accountants, a copy of said certified public accountants' management report;

    (b) as soon as available to the Borrowers, but in any event within 45 days after the end of each fiscal quarter the Credit Parties, a consolidated balance sheet of the Credit Parties and their Subsidiaries as of the end of such fiscal quarter, and a related consolidated statement of income for, the period then ended, certified by the chief financial officer of the Guarantor, and prepared in accordance with GAAP but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

    (c) concurrently with the delivery of each financial statement pursuant to subsections 5.1.(a) and 5.1.(b), a report in substantially the form of Exhibit B hereto signed on behalf of the Credit Parties by the chief financial officer of the Guarantor;
    (d) promptly after the receipt thereof by the Credit Parties, copies of any reports submitted to the Credit Parties by their independent public accountants in connection with any interim review of the accounts of the Credit Parties made by such accountants;

    (e) promptly after the same are available, copies of all proxy statements, financial statements and reports (excluding reports in respect of the beneficial ownership of officers, directors and certain other shareholders on Forms 3, 4 and 5, promulgated under the Securities Exchange Act of 1934, as amended) as the Guarantor shall send to its stockholders or as the Guarantor or any of the Credit Parties may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over any of the Credit Parties or any of their Subsidiaries;

    (f) if and when any of the Credit Parties gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

    (g) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

    (h) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against any of the Credit Parties or any of their Subsidiaries, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of any of the Credit Parties, written notice thereof and the action being or proposed to be taken with respect thereto;

    (i) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against any of the Credit Parties or any of their Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

    (j) as soon as available to the Borrowers, but in any event (i) within fifteen (15) days after the end of the preceding month and (ii) on or prior to the second business day of every second week with respect to new transactions processed during the preceding two weeks, a report in the form appended hereto as Exhibit C of the value of the Borrowing Base as of the end of such period;

    (k) for the purposes of computing the Borrowing Base, information adequate to identify Base Accounts at times and in form and substance as may be requested by the Bank, and if requested by the Bank, accompanied by agings or assignments of Accounts in form and substance satisfactory to the Bank, which assignments shall give the Bank full power to collect, compromise or otherwise deal with the assigned Accounts as the sole owner thereof. Without limiting the foregoing, information as to Base Accounts, which shall be updated monthly (or weekly, at the request of the Bank), the Borrowers shall notify the Bank immediately of the occurrence of each of the following events: (i) any request by an account debtor for credit or adjustment of Base Accounts which decrease the aggregate of Base Accounts in a material amount; (ii) any adjustment by the Borrowers on any material amount owing on the aggregate Base Accounts; or (iii) any other event materially affecting Base Accounts or the value or amount thereof. All payments on Base Accounts and all adjustments and credits with respect thereto, whether unilateral, negotiated or otherwise, shall be promptly reflected in the Net Outstanding Amount of Base Accounts; and

    (l) from time to time, such other financial data and information about the Credit Parties and their Subsidiaries as the Bank may reasonably request.

    Section 5.2 Conduct of Business. Each of the Credit Parties and their Subsidiaries shall:

    (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to such Credit Party's or such Subsidiary's corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

    (b)  maintain its corporate existence;

    (c) remain engaged substantially in real estate brokerage, insurance or related real estate and home ownership services activities; and

    (d) maintain and keep its properties in good repair, working order and condition, and from time to time make all needful improvements thereto so that its business may be property and advantageously conducted at all times. The Credit Parties shall have and maintain at all times with respect to the Collateral insurance against risks of fire, so-called extended coverage, sprinkler, leakage and other risks customarily insured against by companies engaged in businesses similar to that of the Credit Parties, in amounts, containing such terms, in such form, for such periods and written by such companies as may be reasonably satisfactory to the Bank, such insurance to be payable to the Bank as loss payee and additional insured, as its interests may appear. All policies of insurance shall provide for thirty (30) days minimum written cancellation notice to the Bank. In the event of failure to provide and maintain insurance as herein provided the Bank may, at its option, provide such insurance and notify the Borrowers of the charge and demand repayment immediately. The Credit Parties shall furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions.

    Section 5.3 Taxes. The Credit Parties shall pay or cause to be paid all taxes, assessments or governmental charges on or against them or any of their Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

    Section 5.4 Inspection by the Bank. The Credit Parties shall permit the Bank or its designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), (a) to visit and inspect the properties of any of the Credit Parties or any of their Subsidiaries, (b) to examine and make copies of and take abstracts from the books and records of the Credit Parties and their Subsidiaries, (c) to discuss the affairs, finances and accounts of the Credit Parties and their Subsidiaries with their appropriate officers, employees and accountants, and (d) to arrange for verification of Accounts under reasonable procedures, directly with account debtors or by other methods; and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments as the Bank may reasonably require more completely to vest in and assure to the Bank its rights hereunder or in any Collateral and to carry into effect the provisions and intent of this Agreement. In handling such information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), or (c) except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of the Bank in connection with their present or prospective business relations with the Credit Parties, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

    Section 5.5 Maintenance of Books and Records. Each of the Credit Parties and their Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law.

    Section 5.6 Cash Flow Coverage Ratio. The Credit Parties shall maintain a Cash Flow Coverage Ratio as at the end of each fiscal quarter of not less than 1.25:1.00.

    Section 5.7 Leverage Coverage. The Credit Parties shall maintain a Leverage Ratio (a) as at end of each fiscal quarter during Fiscal Year 1998 of not greater than 3.00:1.00, (b) as at the end of each fiscal quarter during Fiscal Year 1999 of not greater than 2.50:1.00, and (c) as at the end of each fiscal quarter during Fiscal Year 2000 and each fiscal quarter thereafter of not greater than 2.00:1.00.

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         Section 5.8 Further Assurances. At any time and from time to time the
Credit Parties shall, and shall cause each of their Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the Notes.

         Section 5.9 Deposit Accounts. The Borrowers shall maintain not less than 80% of the aggregate balance of Escrowed Funds in respect of purchase and sale agreements dealing with property located in The Commonwealth of Massachusetts. The Borrowers shall establish and maintain their operating and deposit accounts with the Bank or the Bank's Affiliates unless the deposit services and capabilities of the Bank or its Affiliates is substantially less than the deposit services and capabilities offered by other banking institutions where the Borrowers' business offices are located. The Borrowers shall also maintain in the Loan Account at the Bank an amount sufficient at all times to pay the next succeeding accrued interest payment in respect of the Loans.

    Section 5.10 Year 2000 Compliance. The Credit Parties and their Subsidiaries are undertaking any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Credit Parties and their Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Credit Parties and their Subsidiaries' systems interface) and the testing of all such systems and equipment, as so programmed. The cost to the Credit Parties and their Subsidiaries of such reprogramming and testing of the reasonably foreseeable consequences of year 2000 to the Credit Parties and their Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or an Event of Default or have a material adverse effect on the business or other condition of the Credit Parties or their Subsidiaries. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Credit Parties and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Credit Parties and their Subsidiaries to conduct their business without a material adverse effect.

    Section 5.11 Merger of Certain Credit Parties. The Credit Parties shall, on or prior to June 30, 1998, cause Dollar Dry Dock Real Estate, Inc. ("Dollar Dry Dock") and The Heritage Group, Inc. ("Heritage") to merge with Hillshire House, Inc. (the "Mergers") and in connection therewith deliver to the Bank (a) complete copies of all Certificates of Merger and related documents providing for the Mergers (the "Merger Documents") and (b) an opinion, in form and substance satisfactory to the Bank and its counsel, addressed to the Bank from counsel to the Credit Parties acceptable to the Bank opining as to (i) the due authorization and execution of the Merger Documents by Dollar Dry Dock and Heritage, (ii) the compliance of the Merger Documents with Connecticut and Delaware law, (iii) the sufficiency of the Merger Documents under Connecticut and Delaware law to effectuate the Mergers and (iv) the effectiveness of the Mergers against Dollar Dry Dock and Heritage under Connecticut and Delaware law.


                          ARTICLE 6 NEGATIVE COVENANTS

    So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, the Credit Parties covenant as follows:

    Section 6.1 Indebtedness. None of the Credit Parties nor any of their Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

    (a) Indebtedness of the Credit Parties or any of their Subsidiaries to the Bank or any of the Bank's Affiliates;

    (b) Indebtedness existing as of the date of this Agreement and disclosed on
Schedule 6.1 attached hereto;

    (c)  Indebtedness secured by Permitted Encumbrances;

    (d) Indebtedness in respect of the purchase price of capital assets purchased, and in respect of lease payments in respect of capital assets leased, in connection with the improvement of existing office facilities in the ordinary course of business, provided that, after giving effect to the incurrence of such indebtedness, the Credit Parties would be in compliance with the covenants contained in Sections 5.7 and 5.8 of this Agreement on a pro-forma basis and, upon request by the Bank, provides satisfactory documentary evidence of such compliance in writing to the Bank;

    (e) Indebtedness in respect of the purchase price of services, materials and supplies incurred by the Credit Parties in the ordinary course of business, provided that such Indebtedness is paid and discharged when due in conformity with the customary trade terms and practices, except any such Indebtedness being contested in good faith and by the proceedings properly conducted by the Credit Parties;

    (f) Indebtedness of DeWolfe Mortgage in the maximum principal amount of $40,000,000 under the Mortgage Warehousing Facility;

    (g)  Subordinated Indebtedness; and

    (h) other Indebtedness incurred by the Credit Parties after the date of this Agreement with prior approval of the Bank.

    Section 6.2 Contingent Liabilities. None of the Credit Parties nor any of their Subsidiaries shall create, incur, assume or remain liable with respect to any Guarantees other than the endorsement of instruments for collection in the ordinary course of business, and the Guarantor's guaranty of the Obligations hereunder.

    Section 6.3 Leases. None of the Credit Parties nor any of their Subsidiaries shall enter into any leases of personal property, as lessee, except for (a) lease arrangements with BancBoston Leasing pursuant to the Lease Line, and (b) operating and capital lease arrangements with Persons other than BancBoston Leasing provided that the aggregate payment obligations of the Credit Parties and their Subsidiaries under all lease arrangements permitted under this clause
(b) shall not exceed $500,000 during any fiscal year.

    Section 6.4 Sale and Leaseback. None of the Credit Parties nor any of their Subsidiaries shall enter into any arrangement, directly or indirectly, whereby such Credit Party or such Subsidiary shall sell or transfer any property owned by it in order to lease such property or lease other property that the Credit Parties or any of their Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred, provided that the Credit Parties shall be entitled to sell to and lease back from an affiliated partnership or other entity the sales office located at 70 Boston Road, Westford, Massachusetts, provided further that such sale and lease are at fair market values and on terms that are substantially the equivalent of terms that would be negotiated at arms length between non-affiliated parties.

    Section 6.5 Encumbrances. None of the Credit Parties nor any of their Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

    (a)  Encumbrances in favor of the Bank or any of its affiliates;

    (b) Encumbrances existing as of (or which will arise within thirty days of) the date of this Agreement and are disclosed on Schedule 4.5 attached hereto;

    (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.3;

    (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

    (e) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

    (f)  rights of lessors under capital leases;

    (g) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business; and

    (h) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, provided that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of the Credit Parties and their Subsidiaries not encumbered prior to any such refinancing.

    Section 6.6 Merger; Consolidation; Sale or Lease of Assets. None of the Credit Parties nor any of their Subsidiaries shall (a) sell, lease or otherwise dispose of assets or properties, other than sales or leases of inventory in the ordinary course of business; or (b) liquidate, merge or consolidate into or with any other person or entity, provided that (i) any Borrower or any Subsidiary of any Borrower may merge or consolidate into or with any other Borrower if no Event of Default has occurred and is continuing or would result from such merger and if a Borrower is the surviving company, and (ii) the Credit Parties may consummate Acquisitions to the extent permitted under subsection 6.8(b) of this Agreement.

    Section 6.7 Equity Distributions. The Guarantor shall not pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock, or issue any additional shares of its capital stock, without the prior written consent of the Bank; provided that this Section 6.7 shall not apply to (a) the issuance, delivery or distribution by the Guarantor of shares of its common stock pro rata to its existing shareholders, (b) the purchase or redemption by the Guarantor of shares of its capital stock with the proceeds of the issuance of additional shares of its capital stock or (c) the issuance, delivery or distribution by the Guarantor of shares of its common stock to employees pursuant to an employee benefit plan.

    Section 6.8   Investments; Acquisitions.

    (a) None of the Credit Parties nor any of their Subsidiaries shall make or maintain any Investments other than (i) existing Investments in Subsidiaries,
(ii) Qualified Investments, (iii) Acquisitions permitted under subsection 6.8(b), and (iv) investments by DeWolfe Mortgage consisting of the purchase or other acquisition of a joint venture interest in a joint venture formed to provide capital for and/or expand the range of products offered by DeWolfe Mortgage.

    (b) None of the Credit Parties nor any of their Subsidiaries shall consummate, or enter into any binding commitment or offer with respect to, any Acquisition, without the prior written approval of the Bank, except that the Borrowers shall not be required to obtain the prior consent of the Bank with respect to any Acquisition of any real estate brokerage firm if the aggregate value of the consideration (including all consulting and non-competition fees) paid by the Borrowers for the stock or other beneficial interests in or assets of such brokerage firm is less than $250,000 and the Borrowers are not assuming any indebtedness of such firm. In connection with any proposed Acquisition, the Credit Parties shall (i) notify the Bank in writing prior to entering into any binding commitment or offer with respect to any proposed Acquisition, (ii) provide the Bank with such financial and other information as the Bank may reasonably request with respect to any such proposed Acquisition, (iii) cause any Person whose stock or other beneficial interests are being acquired to become a "Borrower" hereunder and to grant the Bank a first priority security interest in all of such Person's assets pursuant to documentation in form and substance satisfactory to the Bank; (iv) grant the Bank a first priority security interest in any and all assets acquired pursuant to documentation in form and substance satisfactory to the Bank; and (v) cause to be delivered to the Bank such opinions, certificates and other documents in connection with such Acquisition as the Bank shall reasonably require.

    Section 6.9 ERISA. None of the Credit Parties nor any member of the Controlled Group shall permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of any of the Credit Parties or any of their Subsidiaries pursuant to Section 4068 of ERISA.

                               ARTICLE 7 SECURITY

    Section 7.1 Security Interest. As security for the payment and performance of all Obligations of the Credit Parties to the Bank, the Bank shall have and each of the Borrowers hereby grants to the Bank a continuing security interest in and lien on all personal property of the Borrowers of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including but not limited to the following: all inventory of the Borrowers; all furniture, and similar property of the Borrowers; all Accounts of the Borrowers; all contract rights of the Borrowers; all other rights of the Borrowers, including, without limitation, amounts due from Affiliates, tax refunds, and insurance proceeds; all files, records (including, without limitation, computer programs, tapes and related electronic data processing software) and writings of the Borrowers or in which any of the Borrowers has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Borrowers or in which any of the Borrowers has an interest (excluding Escrowed Funds other than Pledged Escrow Proceeds) which are now or may hereafter be in the possession of the Bank or as to which the Bank may now or hereafter control possession by documents of title or otherwise; all general intangibles of the Borrowers (including, without limitation, all patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; all rights to use patents, trademarks, trade names, service marks, and copyrights of any person; and any rights of the Borrowers to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this
Section 7.1); any other property, real or personal, tangible or intangible, in which any of the Borrowers now has or hereafter acquires a interest or which is now or may hereafter be in the possession of the Bank; any sums at any time credited by or due from the Bank to the Borrowers, including deposits; and all proceeds and products of all of the foregoing.

    Section 7.2 Location of Records and Collateral; Name Change. The Borrowers shall give the Bank written notice of each location at which Collateral is or will be kept and of each office of the Borrowers at which the records of Borrowers pertaining to Accounts are kept. Except as such notice is given, all Collateral is and shall be kept, and all records of the Borrowers pertaining to Accounts and contract rights are and shall be kept at the Borrowers' chief executive offices which are currently located at 80 Hayden Avenue, Lexington, Massachusetts 02173. The Borrowers shall give the Bank thirty (30) days prior written notice of any change in the name or corporate form of any of the Borrowers or of any change in the names under which the Borrowers' businesses are transacted.

    Section 7.3 Status of Collateral. As of the date of this Agreement, each of the Borrowers has good and marketable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, the Collateral, free from all liens, charges and encumbrances whatsoever, except as disclosed on Schedule 4.5 attached hereto. At the time the Borrowers pledges, sells, assigns or transfers to the Bank any instrument, document of title, security, chattel paper or other property (including Inventory, contract rights and Accounts) or any proceeds or products thereof, or any interest therein, the Borrowers shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than the Bank or in any way encumbered, except as disclosed on
Schedule 4.5 attached hereto; and the Borrowers shall defend the same against the claims and demands of all persons.

                               ARTICLE 8 DEFAULTS

    Section 8.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

    (a) the Borrowers shall fail to pay when due any amount of principal of any Loans, or any amount of interest thereon or any fees or expenses payable hereunder or under any of the Notes; or

    (b) the Credit Parties shall fail to perform any term, covenant or agreement contained in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g), 5.1(j), 5.2(d), 5.4, 5.6,
5.7 or 6.1 through 6.9; or

    (c) the Credit Parties shall fail to perform any covenant contained in Sections 5.1(d), 5.1(e), 5.1(f), 5.1(h), 5.1(i), 5.1(k), 5.2(a), 5.2(b), 5.2(c),
5.3 or 5.9, and such failure shall continue for five (5) days; or

    (d) the Credit Parties shall fail to perform any term, covenant or agreement (other than in respect of subsections 8.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days; or

    (e) any representation or warranty of the Credit Parties made in this Agreement or in the Notes or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

    (f) there shall occur any material adverse change in the assets, liabilities, financial condition, businesses or prospects of any of the Credit Parties, as reasonably determined by the Bank acting in good faith; or

    (g) any of the Credit Parties or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations (excluding obligations consisting of claims of vendors to the Credit Parties or any of their Subsidiaries incurred in the ordinary course of business and contested in good faith by the Credit Parties) in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

    (h) any of the Credit Parties or any of their Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

    (i) a proceeding or case shall be commenced, without the application or consent of the Credit Parties in any court of competent jurisdiction, seeking
(i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of the debts of any of the Credit Parties, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any of the Credit Parties or of all or any substantial part of any of their assets, or (iii) similar relief in respect of any of the Credit Parties, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against any of the Credit Parties; or action under the laws of the jurisdiction of incorporation or organization of any of the Credit Parties similar to any of the foregoing shall be taken with respect to any of the Credit Parties and shall continue unstayed and in effect for any period of 30 days; or

    (j) a judgment or order for the payment of money shall be entered against any of the Credit Parties or any of their Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Credit Parties or any of their Subsidiaries, that in the aggregate exceeds Twenty-Five Thousand Dollars ($25,000) in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

    (k) any of the Credit Parties or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of Twenty-Five Thousand Dollars ($25,000) that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any of the Credit Parties, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrowers and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

    (l) the Guarantor shall cease to own, directly or indirectly, 100% of the outstanding capital stock of any of the Borrowers; or

    (m) the Borrowers shall fail to pay when due any amount owing under the Lease Line or fail to perform any term, covenant or agreement contained in any of the documents or agreements relating to the Lease Line and such failure shall continue beyond any applicable grace period therefor.

    Section 8.2 Remedies. Upon the occurrence of an Event of Default described in subsections 8.1(h) and 8.1(i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

    (a) the Bank's commitment to make any further Loans hereunder shall terminate;

    (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

    (c) the Bank may exercise any and all rights it has under this Agreement, the Notes or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding whether for specific performance or for any injunction against a violation of any covenant contained herein or in the Notes or any other documents or agreements executed in connection herewith or in aid of the exercise of any power granted hereby or thereby or by law.

    (d) Without limiting the rights of the Borrowers set forth elsewhere in this
Section 8.2, upon the occurrence of any Event of Default and at any time thereafter (such default not having been cured), the Bank shall have the right to take immediate possession of the Collateral, and for that purpose the Bank may, so far as the Borrowers can give authority therefor, enter upon any premises on which Collateral may be situated and remove the same therefrom. The Borrowers waive demand and notice with respect to and assents to any repossession of Collateral. The Bank may dispose of Collateral in any order and in any manner it chooses and may refrain from the sale of any real property, held as Collateral, until the sale of personal property. Except for Collateral which is perishable or threatens to decline speedily in value or which is of a type customarily sold on a recognized market, the Bank shall give to the Borrowers at least five (5) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The residue of any proceeds of collection or sale, after satisfying all Obligations in such order of preference as the Bank may determine and making proper allowance for interest on Obligations not then due, shall be credited to any deposit account which the Borrowers may maintain with the Bank, or, if there is no such account, held pending instructions from the Borrowers. The Borrowers shall remain liable for any deficiency.
    (e) The Bank may at any time in its sole discretion (after an Event of Default has occurred) transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Obligations or apply it on principal or interest due on Obligations. Insofar as Collateral shall consist of Accounts or instruments, the Bank may, upon the occurrence of an Event of Default, without notice to or demand on the Borrowers, demand and collect such Collateral as the Bank may determine. For the purpose of realizing the Bank's rights therein, the Bank may receive, open and dispose of mail addressed to any of the Borrowers and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of the Borrowers. The powers conferred on the Bank by this Section are solely to protect the interest of the Bank and shall not impose any duties on the Bank to exercise any powers.

    (f) In addition to all other rights and remedies provided hereunder or by law, the Bank shall have in any jurisdiction where enforcement hereof is sought the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

                       ARTICLE 9 GUARANTY BY THE GUARANTOR

    Section 9.1 The Guarantee. The Guarantor hereby guarantees to the Bank and to the Bank's successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Bank to the Borrowers and all other amounts from time to time owing from the Borrowers to the Bank, and all obligations of every type of the Borrowers to the Bank, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor shall promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

    Section 9.2 Obligations Unconditional. The obligations of the Guarantor under Section 9.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

    (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

    (b) any of the acts mentioned in any of the provisions hereof or of the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

    (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the Notes or under any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

    (d) any lien or security interest granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Bank exhaust any right, power or remedy or proceed against the Borrowers hereunder or under the Notes or under any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Guaranteed Obligations.

    Section 9.3 Reinstatement. The obligations of the Guarantor under this
Article 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

    Section 9.4 Subrogation. The Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 9 and further agrees with the Borrowers for the benefit of each of the Guarantor's and the Borrowers' creditors (including, without limitation, the Bank) that any such payment by the Guarantor shall constitute a contribution of capital by the Guarantor to the Borrowers.

    Section 9.5 Remedies. The Guarantor agrees that, as between the Guarantor and the Bank, the obligations of the Borrowers hereunder may be declared to be forthwith due and payable as provided in Section 8.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 8.2) for purposes of Section 9.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of Section 9.1.

    Section 9.6 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Article 9 constitutes an instrument for the payment of money, and consents and agrees that the Bank, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

    Section 9.7 Continuing Guarantee. The guarantee in this Article 9 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                            ARTICLE 10 MISCELLANEOUS

    Section 10.1 Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

    If to any of the Credit Parties, to

         The DeWolfe Companies, Inc.
         80 Hayden Avenue
         Lexington, Massachusetts  02173
         Attention: Richard DeWolfe
         Fax No.: (781) 860-7407

    If to the Bank, to

         BankBoston, N.A.
         100 Federal Street
         Mail Code 01-07-07
         Boston, Massachusetts  02110
         Attention: Patricia Conry, Director
         Fax No.: (617) 434-1226

or at any other address specified by such party in writing.

    Section 10.2 Expenses. The Borrowers will pay on demand all expenses of the Bank in connection with the preparation, waiver or amendment of this Agreement, the Note or other documents executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

    Section 10.3 Set-Off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Borrowers, except such deposits, balances or other funds consisting of Escrowed Funds (other than Pledged Escrow Proceeds), may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrowers or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all obligations of the Borrowers to the Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Borrowers hereby grant the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

    Section 10.4 Term of Agreement. This Agreement shall continue in force and effect so long as the Bank has any commitment to make Loans hereunder or any Loan or any Obligation shall be outstanding.

    Section 10.5 No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Notes or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

    Section 10.6 Governing Law. This Agreement and the Notes shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

    Section 10.7 Amendments. Neither this Agreement nor the Note nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Borrowers.

    Section 10.8 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns; provided that the Borrowers may not assign or transfer any of their rights or obligations hereunder.

    Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

    Section 10.10 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.-

    Section 10.11 Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

    Section 10.12 Waiver of Jury Trial. THE BANK AND THE CREDIT PARTIES AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE CREDIT PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE CREDIT PARTIES OR THE BANK HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

    Section 10.13 Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

    Section 10.14 Bank's Right to Pledge. The Bank may at any time pledge all or any portion of its rights under this Agreement or the Notes to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under this Agreement.

    Section 10.15 Bank's Right to Sell Loans to Third Parties. The Bank and each of its Assignees (as hereinafter defined) shall have the unrestricted right at any time or from time to time and without the Borrowers' consent to assign all or any portion of its Loans, commitments, rights and obligations hereunder to one or more banks or other financial institutions each having combined paid in capital and surplus (or other assets) of at least $100,000,000 (each an "Assignee") and the Borrowers agree that they shall execute or cause to be executed such documents including without limitation amendments to this Agreement and to any other documents instruments and agreements executed in connection herewith as the Bank shall deem reasonably necessary to effect the foregoing. In addition at the request of the Bank and any such Assignee, the Borrowers shall issue new promissory notes as applicable to any such assignee and if the Bank has retained any of its rights and obligations hereunder following such assignment to the Bank which new promissory notes shall be issued in replacement of but not in discharge of the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation amendments and any other documentation required by the Bank in connection with such assignment and the payment by Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under and all other guaranties, documents instruments and agreements executed in connection herewith to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between the Bank and such Assignee and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. It is expressly understood and agreed that nothing herein shall restrict the right of the Bank or any Assignee to, or require the Borrowers to consent to, any (a) assignment or other transfer from the Bank or any Assignee of its rights hereunder to an Affiliate of the Bank or such Assignee, or (b) collateral assignment or other transfer by the Bank or any Assignee of any rights hereunder to any Federal Reserve Bank.

    Section 10.16 Bank's Right to Grant Participations. The Bank shall have the unrestricted right at any time and from time to time and without the consent of or notice to the Borrowers to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligations to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant whether or not upon notice to the Borrowers the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder.

    Section 10.17 Bank's Right to Furnish Information. The Bank may furnish any information concerning the Borrowers in its possession from time to time to prospective Assignees and Participants provided that the Bank shall require any such prospective Assignee or Participant to agree to maintain the confidentiality of such information.

            [* THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK *]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as an instrument under seal as of the day and year first above written.

                           BORROWERS:
                           The DeWolfe Company, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer


                           DeWolfe Relocation Services, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer


                           Referral Associates of New England, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer
                              The DeWolfe Insurance Agency, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer


                           Hillshire House, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer


                           Real Estate Referral, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer

                           Dollar Dry Dock Real Estate, Inc.

                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer

                           The Heritage Group, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer


                           GUARANTOR:

                           The DeWolfe Companies, Inc.


                           By /s/ Richard B. DeWolfe
                              -----------------------------
                              Richard B. DeWolfe, Treasurer


                           BANK:

                           BankBoston, N.A.


                           By /s/ Edward A. Onofrio
                              -----------------------------
                             Edward A. Onofrio, Vice President

                                   EXHIBIT A-1
                                 REVOLVING NOTE

                                   May 8, 1998
$5,000,000                                           Boston, Massachusetts

    For value received, the undersigned jointly and severally hereby promise to pay to BANKBOSTON, N.A. (the "Bank"), or order, at the head office of the Bank at 100 Federal St., Boston, Massachusetts 02110, the principal amount of Five Million Dollars ($5,000,000) or such lesser amount as shall equal the aggregate principal amount of Revolving Loans outstanding under the Agreement referred to below in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement referred to below.

    This Note is issued pursuant to, and is entitled to the benefits of, and is subject to, the provisions of a Second Amended and Restated Credit and Security Agreement dated as of the date hereof by and between the undersigned, as borrowers, The DeWolfe Companies, Inc., as guarantor, and the Bank, as lender (as the same may from time to time be amended, supplemented, modified, restated or extended, the "Agreement"). All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Agreement. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

    Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under the Agreement or under this Revolving Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at the rate set forth in the Agreement. If a payment of principal or interest hereunder is not made within 10 days of its due date, the undersigned will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement if an Event of Default has occurred. In no event shall the amount contracted for and agreed to be paid by the Borrowers as interest on this note exceed the highest lawful rate permissible under any law applicable hereto.

    As provided in the Agreement, this Note is secured by the Collateral and the obligations of the undersigned hereunder have been guaranteed by The DeWolfe Companies, Inc., as guarantor, and the holder of this Note is entitled to the benefits of the Agreement and all guaranties, subordination agreements, security agreements and other agreements that may from time to time be executed or delivered in respect of the Obligations.

     If an Event of Default shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

    The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

    The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

    This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

    IN WITNESS WHEREOF, the undersigned have caused this Note to be executed by their duly authorized offices as an instrument under seal as of the day and year first written above.


                           The DeWolfe Company, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           DeWolfe Relocation Services, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Referral Associates of New England, Inc.



                           By:  Richard B. DeWolfe, Treasurer

                           The DeWolfe Insurance Agency


                           By:  Richard B. DeWolfe, Treasurer

                           Hillshire House, Inc.


                           By:  Richard B. DeWolfe, Treasurer

                           Real Estate Referral, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Dollar Dry Dock Real Estate, Inc.



                           By:  Richard B. DeWolfe, Treasurer


                           The Heritage Group, Inc.


                           By:  Richard B. DeWolfe, Treasurer

                                   EXHIBIT A-2
                            ACQUISITION FACILITY NOTE

                                     May 8, 1998
$20,000,000                          Boston, Massachusetts

    For value received, the undersigned jointly and severally hereby promise to pay to BANKBOSTON, N.A. (the "Bank"), or order, at the head office of the Bank at 100 Federal St., Boston, Massachusetts 02110, the principal amount of Twenty Million Dollars ($20,000,000) or such lesser amount as shall equal the aggregate principal amount of Acquisition Facility Loans outstanding under the Agreement referred to below in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement referred to below.

    This Note is issued pursuant to, and is entitled to the benefits of, and is subject to, the provisions of a Second Amended and Restated Credit and Security Agreement dated as of the date hereof by and between the undersigned, as borrowers, The DeWolfe Companies, Inc., as guarantor, and the Bank, as lender (as the same may from time to time be amended, supplemented, modified, restated or extended, the "Agreement"). All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Agreement. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

    Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under the Agreement or under this Acquisition Facility Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at the rate set forth in the Agreement. If a payment of principal or interest hereunder is not made within 10 days of its due date, the undersigned will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement if an Event of Default has occurred. In no event shall the amount contracted for and agreed to be paid by the Borrowers as interest on this note exceed the highest lawful rate permissible under any law applicable hereto.

    As provided in the Agreement, this Note is secured by the Collateral and the obligations of the undersigned hereunder have been guaranteed by The DeWolfe Companies, Inc., as guarantor, and the holder of this Note is entitled to the benefits of the Agreement and all guaranties, subordination agreements, security agreements and other agreements that may from time to time be executed or delivered in respect of the Obligations.

    If an Event of Default shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

    The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

    The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

    This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

    IN WITNESS WHEREOF, the undersigned have caused this Note to be executed by their duly authorized offices as an instrument under seal as of the day and year first written above.

                           The DeWolfe Company, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           DeWolfe Relocation Services, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Referral Associates of New England, Inc.



                           By:  Richard B. DeWolfe, Treasurer

                           The DeWolfe Insurance Agency


                           By:  Richard B. DeWolfe, Treasurer

                           Hillshire House, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Real Estate Referral, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Dollar Dry Dock Real Estate, Inc.



                           By:  Richard B. DeWolfe, Treasurer

                           The Heritage Group, Inc.


                           By:  Richard B. DeWolfe, Treasurer

                                   EXHIBIT A-3
                                    TERM NOTE

                                      May 8, 1998
$725,000                              Boston, Massachusetts

    For value received, the undersigned hereby jointly and severally promise to pay to BANKBOSTON, N.A. (the "Bank"), or order, the principal amount of Seven Hundred Twenty- Five Thousand Dollars ($725,000), on the dates and in the amounts set forth in the Agreement referred to below, plus all accrued interest and other amounts due and owing hereunder or under the Agreement referred to below. If not sooner paid, the entire principal balance of this Note any accrued interest in respect thereof shall be due and payable in full on the Term Note Maturity Date (as defined in the Agreement).

    Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or other amounts payable under the Agreement or under this Term Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at the rate set forth in the Agreement. If a payment of principal or interest hereunder is not made within 10 days of its due date, the undersigned will also pay on demand a late payment charge equal to 5% of the amount of such payment. In no event shall the amount contracted for and agreed to be paid by the Borrowers as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

    This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a Second Amended and Restated Credit and Security Agreement dated as of the date hereof by and among the undersigned, as borrowers, The DeWolfe Companies, Inc., as guarantor, and the Bank (as the same may from time to time be amended, supplemented, modified, restated or extended, the "Agreement"). All payments or principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Agreement. Capitalized terms used herein without definition which are defined in the Agreement shall have the meanings ascribed to them in the Agreement.

    This Note is subject to prepayment in whole or in part without a premium and to acceleration on default at the times and in the manner specified in the Agreement. The makers and all endorsers of this Note hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

    This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

    IN WITNESS WHEREOF, the undersigned have caused this Note to be executed by their duly authorized offices as an instrument under seal as of the day and year first written above.

                           The DeWolfe Company, Inc.


                           By:  Richard B. DeWolfe, Treasurer

                           DeWolfe Relocation Services, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Referral Associates of New England, Inc.



                           By:  Richard B. DeWolfe, Treasurer

                           The DeWolfe Insurance Agency


                           By:  Richard B. DeWolfe, Treasurer

                           Hillshire House, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Real Estate Referral, Inc.


                           By:  Richard B. DeWolfe, Treasurer


                           Dollar Dry Dock Real Estate, Inc.



                           By:  Richard B. DeWolfe, Treasurer


                           The Heritage Group, Inc.


                           By:  Richard B. DeWolfe, Treasurer

EXHIBIT B


REPORT OF CHIEF FINANCIAL OFFICER


    The undersigned Chief Financial Officer of the DeWolfe Companies, Inc. HEREBY CERTIFIES that:

    This Report is furnished pursuant to Section 5.1(d) of the Second Amended and Restated Credit and Security Agreement dated as of May 8, 1998 by and between The DeWolfe Company, Inc. and certain of its affiliates, as borrowers (the "Borrowers"), The DeWolfe Companies, Inc., as guarantor (the "Guarantor"), and BankBoston, N.A. (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

    As required by Section 5.1(a) and 5.1(b) of the Agreement, consolidated financial statements of the Credit Parties and their Subsidiaries for the [year/month/quarter] ended , ____ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Credit Parties and their Subsidiaries as at the date thereof and the consolidated results of operations of the Credit Parties and their Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

    The figures set forth in Schedule A and B hereof for determining compliance with the financial covenants contained in the Agreement are true and complete as of the date hereof.

    The activities of the Credit Parties and their Subsidiaries during the period covered by the Financial Statements have been reviewed by me and by agents under my immediate supervision. Based on such review, to the best of my knowledge and belief, and as of the date of this Report, no Default has occurred.*

    WITNESS my hand this             day of          , 19  .
                         -----------        ---------    --

                                    The DeWolfe Companies, Inc.
                                    on behalf of all of the Credit Parties


                                    By:
                                       -------------------------------------
                                            Chief Financial Officer

* If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Credit Parties have taken, are taking, or propose to take with respect thereto.

SCHEDULE A
to
EXHIBIT B

FINANCIAL COVENANTS

QUARTERLY REPORT

Cash Flow Coverage Ratio
(Section 5.6)

REQUIRED:                                            Not less than 1.25:1.00

ACTUAL:
    (i)  Consolidated EBITDA for period of four quarters                $
                        minus
    (ii) Aggregate taxes paid or required to be paid                         ($   )
                                                                              ----
                        minus
    (iii)Aggregate amount of Capital Expenditures                            ($   )
                                                                              ----

         Total of line (i) minus lines (ii) and (iii)                   $
                          to
         Total Debt Service for period of four quarters                 $

                                                     ACTUAL RATIO                 ____:1.00


Leverage Ratio (Section 5.7)

REQUIRED:
    (i) During Fiscal Year 1998 not greater than 3.00:1.00 (ii) During Fiscal Year 1999 not greater than 2.50:1.00 (iii)During Fiscal Year 2000 and thereafter not greater than 2.00:1.00

ACTUAL:
    (i)  Aggregate Indebtedness of the Credit Parties for
         Borrowed Money (including capital lease obligations)           $
                        minus
    (ii) Aggregate Indebtedness of DeWolfe Mortgage under the
         Mortgage Warehousing Line                                           ($   )
                                                                              ----

         Line (i) minus line (ii)                                       $
                           to
         Consolidated EBITDA for period of four fiscal quarters              $

                                                     ACTUAL RATIO                 ____:1.00

                                                     EXHIBIT C

BORROWING BASE CERTIFICATE

Date:

ACCOUNTS RECEIVABLE

1.  Total Accounts                                                      _________

2.  Less: Ineligible as of ______*

    (a)  Over 60 days from purchase and
         sale agreement execution date               (________)
    (b)  Amounts due to third parties                (________)
    (c)  Reserve for uncollectible                                      (________)
    (d)  And other ineligible accounts               (________)

3.  Total Ineligible Accounts (a+b+c+d)              (________)

4.  Total Eligible Accounts
         (line 1 minus line 3)                                         __________

5.  Borrowing Base Availability
         (line 4 x 75%)                              __________

AVAILABILITY CALCULATION

6.  Total Availability: lesser of line 5 or $5,000,000
(minus the aggregate amount of principal outstanding of the Term Loan)

7.  Total Debit Balance in Loan Account:

    NET AVAILABILITY                                 $__________       **
Said claims, accounts, money, merchandise and security are assigned as collateral security for indebtedness and liabilities of the undersigned to its Bank as more fully provided and pursuant to the Second Amended and Restated Credit and Security Agreement by and among The DeWolfe Company, Inc. and certain of its affiliates, borrowers, The DeWolfe Companies, Inc., as Guarantor and BankBoston, N.A. (the "Credit Agreement") and with and subject to all the covenants, terms and provisions thereof. Furthermore, the calculations set forth herein have been made assuming the foregoing, and have been made in accordance with the definitions set forth in the Credit Agreement and with the other applicable provisions of the Credit Agreement.

                                    The DeWolfe Companies, Inc.
                                    on behalf of all of the Credit Parties
                                    By:________________________________________

                                    Title:_____________________________________

*   Ineligible calculated weekly
** Any sum which is a negative number must be repaid immediately or it is an immediate Event of Default under the Credit Agreement.

EXHIBIT D

FORM OF NOTICE OF BORROWING

THE DEWOLFE COMPANIES, INC.
80 Hayden Avenue
Lexington, Massachusetts 02173

                                                               __________ , 1998

BANKBOSTON, N.A.

100 Federal Street
Mail Code 01-07-07
Boston, Massachusetts 02110
Attn:  Edward A. Onofrio, Vice President

    Re:  Notice of Borrowing under Credit Agreement

Ladies and Gentlemen:

    Reference is made to the Second Amended and Restated Credit Agreement dated as of May 8, 1998 (the "Agreement") among The DeWolfe Company, Inc. and certain of its affiliates, as borrowers (the "Borrowers"), The DeWolfe Companies, Inc., as guarantor (the "Guarantor"), and BankBoston, N.A., as lender (the "Bank"). In accordance with Section [2.1/2/2] of the Agreement the Borrower hereby requests that the Bank make the following [Revolving/Acquisition Facility] Loan to the
Borrowers:

    (1)  Amount requested: $__________;

    (2)  Date of Borrowing:         [date]

    (3)  Type of Borrowing:         [Base Rate][LIBOR Rate](1)

    (4) [The Interest Period applicable to said Loan will be [one] [two] [three] [six] months.](2)

    (5) [Said Loan represents a conversion/continuation of the [Base Rate] [LIBOR] Loan in the same amount made on .](3)

    (6) The facts contained or referred to in Subsections (a) and (b) of Section
3.2 of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date).(4)

    Terms used above in this Notice of Borrowing are as defined in the Agreement. The foregoing Notice of Borrowing is in accordance with the applicable provisions of the Agreement.

[Date]                                      ____________________________________
                                    Name and Title of Financial Officer


(1)To be inserted in any request for a Revolving Loan.
(2)To be inserted in any request for a LIBOR Loan.
(3)To be inserted in any request for a conversion of a Base Rate Revolving Loan or a continuation of a LIBOR Loan.
(4)To be completed for any new Loan or any conversion or continuation of an existing Loan.